EXHIBIT 10.6

PREMARK INTERNATIONAL, INC.
DIRECTOR STOCK PLAN
(As amended)

     Section 1. Purposes. The purposes of the Premark International, Inc. Director Stock Plan (the "Plan") of Premark International, Inc. (the "Company") are to assist the Company in (1) promoting a greater identity of interests between the Company's non-employee directors and its shareholders, and (2) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

     Section 2.  Definitions.

"Act" shall mean the Securities Exchange Act of 1934, as amended.

"Award" shall mean the award of Common Stock as contemplated by Section 7 of this Plan.

"Board" shall mean the Board of Directors of the Company.

"Change of Control" shall mean the happening of any of the following events:

   (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either (1) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and
(3) of subsection (iii) of this definition; or

   (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

   (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3 ) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

   (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

"Change of Control Price" shall mean the higher of (a) the Fair Market Value of a share of Common Stock on the day of cancellation of an Award, and (b) the highest cash purchase price per share of Common Stock paid in a Corporate Transaction.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

"Common Stock" shall mean the common stock, $1.00 par value, of the Company.

"Company" shall mean Premark International, Inc., a Delaware corporation.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

"Fair Market Value" shall mean the composite price of the Common Stock at the close of business on the New York Stock Exchange upon the relevant date, adjusted to the next higher five cents if such price shall not be divisible by five cents.

"Fees" shall mean the annual retainer fee for a Participant in connection with his or her service on the Board for any fiscal year of the Company.

"Participant" shall mean each member of the Board who is not an employee of the Company or any subsidiary of the Company.

"Plan" shall mean the Premark International, Inc. Director Stock Plan.

"Retirement" shall mean the retirement by a Participant from the Board in accordance with the Company's stated policy on Director retirement.

"Rules" shall mean the rules promulgated under the Act from time to time and the interpretations issued by Securities and Exchange Commission in respect thereof.

"Stock Option" shall mean a non-qualified stock option, which is further defined as any right to Common Stock which does not qualify as an "incentive stock option" as defined under the Code.

Section 3. Eligibility. Each member of the Board who is not an employee of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

Section 4. Shares Subject to the Plan. The number of shares of Common Stock which shall be available for use under the Plan shall be 600,000, subject to adjustment pursuant to Section 17 hereunder. The shares issued under the Plan may be authorized and unissued shares or issued shares heretofore or hereafter acquired and held as treasury shares. (As amended May 4, 1994.)

Section 5. Duration of Plan. Unless earlier terminated pursuant to Section 12 hereof, this Plan shall automatically terminate on, and no grants, awards or elections may be made after, the date of the tenth anniversary of the approval by stockholders of the Plan pursuant to Section 19 hereof.

Section 6. Administration. The Plan shall be administered under the direction of the Board or any committee thereof so designated by the Board; provided, however, that the Board or any such committee shall have no authority to administer the Plan with respect to selection of Participants under the Plan or the timing, pricing or amounts of any grants or awards.

Section 7. Initial Awards. Each Participant shall receive one thousand (1,000) shares of Common Stock, upon serving his or her initial three months as a member of the Board.

Section 8. Stock in Lieu of Retainer. Each Participant who, in any year of the Plan, files with the Company an irrevocable election concerning the Fees to be earned in the next fiscal year, may receive in lieu of cash an amount of shares of Common Stock equal in value to all or any portion of the Fees (but only increments of 25%) as so designated by the Participant, which amount shall be determined by dividing the Fees payable in each fiscal quarter of the Company by the Fair Market Value of a share of Common Stock on the last business day of such fiscal quarter (but if such date is not a day on which the New York Stock Exchange is open, then on the next preceding day on which the New York Stock Exchange is open), except that only whole numbers of shares shall be obtainable pursuant to this Section, and any remainder Fees which otherwise would have purchased a fractional share shall be paid in cash.

Section 9. Stock Options. (a) Each Participant who, in any year of the Plan, files with the Company an irrevocable election concerning the Fees to be earned in the next fiscal year, may receive in lieu of all or any portion of the cash Fees (but only increments of 25%) as so designated by the Participant, a Stock Option for an amount of shares of Common Stock in each fiscal year as follows:


    Percent of Annual             Number of Options
    Retainer Foregone                 Received

        100%   . . . . . . . . . .     3,000
         75%   . . . . . . . . . .     2,250
         50%   . . . . . . . . . .     1,500
         25%   . . . . . . . . . .       750


The exercise price of such shares shall be determined as follows:

Fair Market Value of a Share of Common Stock Minus 100% of Fee Divided By 3,000 Equals Exercise Price Per Share

Fair Market Value of a Share of Common Stock Minus 75% of Fee Divided By 2,250 Equals Exercise Price Per Share

Fair Market Value of a Share of Common Stock Minus 50% of Fee Divided By 1,500 Equals Exercise Price Per Share

Fair Market Value of a Share of Common Stock Minus 25% of Fee Divided By 750 Equals Exercise Price Per Share

(As amended August 7, 1996.)

In no event, however, shall the exercise price be less than 50% of the Fair Market Value of a share of Common Stock on the date of the grant. (As amended May 4, 1994.)

     (b) The date of grant of a Stock Option pursuant to this Section 9 shall be the date of the annual meeting of stockholders of the Company next following the Participant's election to receive a Stock Option in lieu of cash Fees. If such day would not be a day on which the New York Stock Exchange is open, then the date of grant will be on the next succeeding day on which the New York Stock Exchange is open. (As amended March 5, 1997.)

     (c) A Stock Option granted pursuant to this Section 9 shall vest and be exercisable on the last day of the fiscal year in which the Stock Option is granted. The term of exercisability for a Stock Option granted under this
Section 9 shall be ten (10) years.

     (d) The remaining terms and conditions of each such Stock Option shall be as set forth in this Plan and in the form of Stock Option Agreement used in connection with this Plan.

     Section 10. Transferability. Rights, grants and awards under the Plan may not be assigned, transferred, pledged or hypothecated, and shall not be subject to execution, attachment or similar process. Any such right, grant or award constituting a "derivative security" under the Rules shall not be transferable by a Participant other than by will or by operation of applicable laws of descent and distribution or pursuant to a domestic relations order or qualified domestic relations order as such terms are defined by the Code or ERISA.

     Section 11. Amendment. The Plan may be amended by the Board; provided, however, that (a) no amendment shall be made that would impair prior awards or rights of a Participant without his or her consent; (b) no such amendment shall be effective without the approval by the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at a meeting held for such purpose, if such amendment would materially (i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities which may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan; and (c) no amendment shall be made which would prevent a Participant's participation in the Plan from being entitled to an exemption from Section 16(b) of the Act. (As amended
March 5, 1997.)

     Section 12. Termination. The Plan may be terminated at anytime by the Board or by the approval by the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at a meeting held for such purpose.

     Section 13. Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan or with respect to any exercise of any Stock Option granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld. Such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award or that is received upon the exercise of the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

The Company may establish such procedures as it deems appropriate, including the making of irrevocable elections or the timing of the use of Common Stock, for the settlement of its withholding obligations.

     Section 14. Effect of Change of Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Stock Options outstanding and not then exercisable and vested as of the date such Change of Control is determined to have occurred, shall become fully exercisable and vested to the full extent of the original grant. During the 60-day period from and after a Change of Control, (the "Exercise Period"), a Participant who holds a Stock Option shall have the right, in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of a Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section shall have been exercised; provided, however, that if the Change of Control is within six (6) months of the date of grant of a particular Stock Option held by a Participant no such election shall be made by such Participant with respect to such Stock Option prior to six (6) months from the date of grant. If the end of such 60-day period from and after a Change of Control is within six (6) months from the date of grant of a Stock Option or the date of an Award, such Stock Option or Award shall be cancelled in exchange for a cash payment to the Participant, effected on the day which is six (6) months and one day after the date of grant of such Stock Option or Award, as the case may be, equal to (a) in the case of a Stock Option, the Spread multiplied by the number of shares of Common Stock granted under the Stock Option, or (b) in the case of an Award, the Change of Control Price multiplied by the number of shares of Common Stock comprising an outstanding Award.

     Section 15.  Death, Disability, Termination or Retirement of Participant.
 (a) Death While A Director. Notwithstanding any other provision of the Plan to the contrary, in the event of the death of a Participant while a member of the Board, any Stock Options outstanding as of the date of death and not then exercisable shall become immediately exercisable, and all outstanding Stock Options held by such Participant shall remain exercisable by the person to whom the Stock Option is transferred by will or by the laws of descent and distribution for a period of the lesser of (i) the remaining term of the Stock Option, or (ii) three (3) years after the date of death.

     (b) Disability, Retirement or Other Termination. Except as otherwise provided by the Plan, in the event of a Participant's termination of membership on the Board as a result of the Participant's disability or Retirement or for another reason other than cause, any Stock Options outstanding as of the date of such termination and not then exercisable shall (i) be adjusted in amount to reflect the proportion of Fees earned in the final year of such Participant's service (in consideration of such Participant's elections for such year), and
(ii) become exercisable on the last day of the Company's then-current fiscal year. All outstanding Stock Options held by such Participant shall remain exercisable for the full period contemplated by the terms of such Stock Option. In the event of the death of a Participant subsequent to termination of membership from the Board as a result of retirement or for another reason, any Stock Options outstanding as of the date of death and not then exercisable shall become immediately exercisable, and all outstanding Stock Options held by such Participant shall remain exercisable by the person to whom the Stock Option is transferred by will or by the laws of descent and distribution for a period of the lesser of (i) the remaining term of the Stock Option, or (ii) three (3) years after the date of death.

     Section 16. Effect of Termination for Cause. If a Participant incurs a termination of membership on the Board for cause, such Participant's Stock Options which are not then exercisable shall be deemed automatically cancelled immediately.

Unless otherwise determined by the Board, for purposes of the Plan "cause" shall mean (i) the conviction of the Participant for a felony, or (ii) dishonesty in the course of fulfilling the Participant's duties as a director.

     Section 17. Adjustments Upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options, in the number and kind of shares as Awards to be granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

     Section 18. Regulatory Matters. The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Act, pursuant to Rule 16b-3 as promulgated thereunder, as may be further amended or interpreted by the Securities and Exchange Commission. In the event that any provision of the Plan shall be deemed not to be in compliance with the Rules, in order to enjoy the exemption from the Act, such provision shall be deemed of no force or effect and the remaining provisions of the Plan shall remain in effect.

     Section 19. Effectiveness of Plan. The Plan shall become effective as of the date its adoption by the Board is approved by the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at a meeting held for such purpose.